Morgan Stanley Developing Growth Securities Trust
                     Item 77(o) 10f-3 Transactions
                  April 1, 2002 - September 30, 2002


Secur  Date   Price Share  %of    Total      Purcha   Broker
ity    of     Of    s      Asset  Issued     sed
       Purch  Share Purch  s                 By
       ase    s     ased                     Fund

Jetbl  04/11  $27.0 3,400  0.160  $158,490,0 0.009%   Merrill Lynch,
ue     /02    0            %      00                  Raymond James,
Airwa                                                 UBS Warburg,
ys                                                    Arnhold & S.
                                                      Bleichroeder,
                                                      M.R. Beal, BNP
                                                      Paribas,
                                                      Credit
                                                      Lyonnais, HVB
                                                      Capital Mkts,
                                                      Samuel A.
                                                      Ramirez

Premc  04/29  $24.0 2,600  0.010  $432,000,0 0.017%   Credit Suisse
or     /02    0            %      00                  First Boston,
                                                      Goldman Sachs,
                                                      Salomon Smith
                                                      Barney,
                                                      Deutsche Bank,
                                                      Bear Stearns,
                                                      Credit
                                                      Lyonnais,
                                                      Fahnestock,
                                                      Friedman,
                                                      Billings,
                                                      Ramsey, Petrie
                                                      Parkman,
                                                      Prudential,
                                                      Raymond James,
                                                      Robertson
                                                      Stephens,
                                                      Smith, Moore &
                                                      Co., TD

Trime  09/26  $45.2 29,45  0.532  $108,600,0 1.227%   Goldman Sachs,
ris,   /02    5     0      %      00                  Lehman Bros.,
Inc.                                                  Banc of
                                                      America, Bear
                                                      Stearns, Punk,
                                                      Ziegel & Co.,
                                                      CBC Capital
                                                      Mkts